Exhibit 99.1
EnerSys Completes Acquisition Of Bren-Tronics To Expand Presence In Critical Defense Applications

READING, PA, USA, July 26, 2024- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that it has completed its acquisition of Bren-Tronics. The acquisition of Bren-Tronics marks a significant milestone in EnerSys’ strategic growth and expansion initiatives.
“We are very pleased to have closed this important transaction and can officially welcome Bren-Tronics to the EnerSys family,” said EnerSys President & CEO David M. Shaffer. “EnerSys’s combination with Bren-Tronics will strengthen our position as a critical enabler of the energy transition and supports our growth in the attractive and growing military and defense end markets.”
Shaffer added, “Our acquisition will accelerate EnerSys’s transformation in expanding our lithium product offerings, growing revenue and profitability and advancing toward our fiscal year 2027 targets.”
Bren-Tronics, headquartered in Commack, N.Y., was previously a privately held company and has developed a legacy of innovation since 1973. Bren-Tronics is a leading manufacturer of highly reliable portable power solutions, including small and large format lithium batteries and charging solutions, for military and defense applications. It has approximately 280 employees across the U.S., France, and the U.K., with 2023 sales of approximately $100 million. Bren-Tronics will be integrated within EnerSys’ Specialty line of business.
EnerSys purchased Bren-Tronics for an all-cash transaction of $208 million. The purchase price represents approximately 8.7x Bren-Tronics’ adjusted EBITDA for the twelve months ending December 31, 2023. The transaction will be immediately accretive to EnerSys.
EnerSys will provide further updates on the strategic and financial benefits of the acquisition as well as integration plans during its first quarter fiscal 2025 earnings call scheduled for August 8, 2024, at 9:00 AM (ET). A live broadcast as well as a replay of the earnings call can be accessed through the Investor Relations section of the Company’s website at www.investor.enersys.com.
Reed Smith LLP served as legal advisor to EnerSys in connection with the transaction.
Stout, a global advisory firm, served as financial, tax, and IT advisor to EnerSys in connection with the transaction.
About EnerSys
EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

About Bren-Tronics
Bren-Tronics is a leading manufacturer of rechargeable batteries for the Military and several other critical markets, including Directed Energy, Robotics, and High Energy applications. Bren-Tronics is a one-stop shop for its customers’ energy needs, from R&D to comprehensive testing, including certification, first article, and UN safety testing, and all the way through manufacturing. To learn more about Bren-Tronics, please visit www.bren-tronics.com/
Caution Concerning Forward-Looking Statements
This press release contains statements which, to the extent that they are not recitations of historical fact, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding EnerSys’ future plans, objectives, performance, opportunities, revenues, capabilities, growth, progress, profits, operating costs or EnerSys’ underlying assumptions. The words “would,” “should”, “could,” “will,” “likely,” “possibly,” “expects”, “expected,” “anticipate’, “intend,” “estimate,” “target,” “probably,” “predict,” “forecast,” “project,” “continue,” “plans,” “planned”, “look forward to” and “are looking forward to” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that EnerSys’ actual future results or performance may be materially different.
Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors could cause actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and our business and financial condition and results of operations could be materially and adversely affected. In addition to factors previously disclosed in EnerSys’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), such factors include, among others, that EnerSys’ or the acquired companies’ respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ customers and employees to the transaction; diversion of management time on acquisition-related issues; the integration of acquired business with EnerSys may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. EnerSys does not undertake to update forward-looking statements.
Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. No undue reliance should be placed on any forward-looking statements.
For a complete discussion of the assumptions, risks and uncertainties related to EnerSys’ business, you are encouraged to review its filings with the SEC, including the most recent Annual Report on Form 10-K, as updated by quarterly or other reports subsequently filed with the SEC.
CONTACT
Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com